                                   EXHIBIT F

                 [REGISTRATION RIGHTS AGREEMENT, DATED 1/7/97]

                         REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of January 7, 1997, between Prism Entertainment Corporation, a Delaware corporation (the "Company"), and the Persons listed on the signature pages hereof (including Persons who hold options to purchase stock of the Company) (referred to herein individually as a "Shareholder" and collectively as the "Shareholders"), with reference to the following facts:

     A. Lee Video City, Inc., a California corporation ("VCI"), has merged with and into Prism Entertainment Corporation, a Delaware corporation ("Prism"), pursuant to an Agreement and Plan of Reorganization and Merger (the "Merger Agreement") dated as of October 25, 1996, as amended, by and between Prism and VCI. Such merger is referred to herein as the "Merger." Prism is the survivor in the Merger, its name has been changed in the Merger to "Video City, Inc.," and it is referred to herein as the Company.

     B. The Merger Agreement provides that the Shareholders will have certain registration rights and it is a condition to the consummation of the Merger that the Company enter into this Agreement with each of the Shareholders.

     NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          1.   Certain Definitions. As used in this Agreement, the following
               --------------------
terms shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Company, as constituted as of the date of this Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Ingram" shall mean Ingram Entertainment Inc., a Tennessee corporation.

     "Person" shall mean any individual, partnership, joint venture, corporation. limited liability company, trust, unincorporated association, or other entity of any nature whatsoever.

     "Registration Expenses" shall mean the expenses so described in Section 6.

     "Restricted Stock" shall mean the Shares, but excluding shares of Common Stock (a) which have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of by a Shareholder in accordance with the registration statement covering them; or (b) which may be publicly sold by a Shareholder pursuant to Rule 144(k) under the Securities Act (without regard to any volume limitation).

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" shall mean the expenses so described in Section 6.

     "Shares" shall mean the shares of Common Stock owned, or purchasable pursuant to the exercise of stock options held, by any of the Shareholders.

     2. Restrictive Legend. Each certificate representing the Shares shall, except in compliance with the following legend, be stamped or otherwise imprinted with a legend substantially in the following form:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SHARES UNDER THAT ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE.

          3.   Required Registration.
               ----------------------

               (a) Immediately upon the Company's qualification to use a Form S-3 Registration Statement to register the resale of shares of Restricted Stock, one or more Shareholders may request the Company to register under the Securities Act shares of Restricted Stock held by them for sale in the manner specified in such notice, provided that the closing sale price (or if no sales have been reported for such date, the mean between the closing bid and asked price) per share of Common Stock on the trading day immediately preceding the date of such notice, multiplied by the number of Shares as to which registration is requested, is at least $500,000. The Company shall promptly give notice of the proposed registration to all other Shareholders holding Restricted Stock, and any such Shareholders may join in such request for registration by written request received by the Company within 15 days after receipt of such written notice from the Company. The Company shall be obligated to use its best efforts to cause the registration for resale of the shares of Restricted Stock pursuant to this Section 3(a) as soon as practicable, but in no event more than 45 days following the receipt of such notice, and on an unlimited number of occasions, subject to applicable law. The Company shall notify the Shareholders within 30 days after it has become eligible to use Form S-3.

               (b) In the event that on or prior to December 31, 1997, the Company has not become qualified to use a Form S-3 Registration Statement to register shares of Restricted Stock, then at any time thereafter one or more Shareholders may request that the Company register pursuant to a Registration Statement on Form S-1 or Form S-2, as applicable, the resale of no less than 325,000 shares of Restricted Stock for sale in the manner specified in such notice. The Company shall promptly give notice of the proposed registration to all other Shareholders holding Restricted Stock, and any such Shareholders may join in such request for registration by written request received by the Company within 15 days after receipt of such written notice from the Company. The Company shall be obligated to use its best efforts to cause the registration for resale of the shares of Restricted Stock pursuant to this Section 3(b) as soon as practicable, but in no event more than 45 days following the receipt of such notice, and on one occasion only, provided, however that such obligation shall be deemed satisfied only when a registration statement covering the Restricted Stock, for sale in accordance with the method of disposition specified in the notice, shall have become effective.

               (c) Notwithstanding the foregoing and anything to the contrary contained herein, (i) the only securities that the Company shall be required to register for resale pursuant to this Section 3 shall be shares of Common Stock,
(ii) no request may be made under this Section 3 within 90 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering of Common Stock by the Company under the Securities Act and

(iii) the Company may postpone for a reasonable period of time, not to exceed 30 days, the filing or the effectiveness of any registration statement covering the shares of Restricted Stock requested to be registered under this Section 3 if the Board of Directors of the Company in good faith determines that such registration would have a material adverse effect on any plan or proposal by the Company with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, or the Company is in possession of material non-public information that, if publicly disclosed, would result in a material disruption of a major corporate development or transaction then pending or in progress or in other material adverse consequences to the Company.

               (d) The Company shall be entitled to include in any registration statement referred to in this Section 3, for sale in accordance with the method of disposition specified in the notice from Shareholders referred to above, shares of Common Stock to be sold by the Company for its own account and or by other holders of Common Stock, provided, however, that if the registration covers an underwritten public offering, if the managing underwriter or underwriters, if any, of such offering advise the Company that the number of shares requested to be included in the registration should be reduced or eliminated, and if Ingram, or any transferee or assignee of Common Stock from Ingram shall have requested inclusion of shares in such registration statement, then the shares so excluded shall be excluded in the order specified in that certain Registration Rights Agreement dated the date hereof between the Company and Ingram (the "Ingram. Registration Agreement").

          4.   Registration Procedures. If and whenever the Company is required
               ------------------------
by the provisions of Section 3 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as reasonably possible but in no event more than 45 days following the receipt of the notice from Shareholders requesting such registration:

               (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

               (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 4(a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement;

               (c) furnish to each Shareholder whose Shares are included therein and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the shares of Restricted Stock covered by such registration statement;

               (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as any Shareholder or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or to consent to general service of process in any such jurisdiction;

               (e) use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange or the Nasdaq Stock Market on which the Common Stock of the Company is then listed or quoted;

               (f) promptly notify each Shareholder whose Shares are included in such registration statement, and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. Each Shareholder agrees upon receipt of such notice forthwith to cease making offers and sales of Restricted Stock pursuant to such registration statement or deliveries of the prospectus contained therein for any purpose until the Company has prepared and furnished such amendment or supplement to the prospectus as may be necessary so that, as thereafter delivered to purchasers of such Restricted Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required-to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

     For purposes of Section 4(a) and 4(b) and of Section 3(c), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of the shares of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all the shares of Restricted Stock covered thereby or three years after the effective date thereof.

     In connection with any registration hereunder, each Shareholder whose Shares are included therein shall provide such information and execute such documents as may reasonably be required in connection with such registration.

          5.   Piggyback Registrations. Each time that the Company proposes to
               ------------------------
file a registration statement under the Securities Act with respect to an offering (in connection with an offering of Common Stock either by the Company or by its shareholders) on a form that would also permit the registration of the Restricted Stock, the Company will give written notice of such proposal to each Shareholder; provided, however, that, if there is an effective registration statement covering the Restricted Stock, no such notice pursuant to this Section 5 shall be required. Each Shareholder may, by written request given within ten business days after receipt of any such notice, require the Company to use its best efforts to cause all or part of the Restricted Stock to be included in such registration statement. Notwithstanding the foregoing, if the managing underwriter or underwriters, if any, of such offering advise the Company in writing that inclusion of the Restricted Stock would (a) make it impracticable to conduct an underwritten offering of the Common Stock being registered at the price at which such Common Stock could be sold without such inclusion, or (b) materially and adversely interfere with the offering, then the number of the shares requested to be included in the registration by the Shareholders may be reduced or eliminated; provided, that if Ingram or any Transferee or assignee of Common Stock from Ingram shall have requested registration of its shares in such registration statement, then the shares so excluded shall be excluded in the order specified in the Ingram Registration Agreement. In connection with any registration pursuant to this Section 5 covering an underwritten public offering, the Company and each Shareholder whose Shares are included therein shall enter into a written agreement with a managing underwriter containing such provisions as are customary in the securities business for such an arrangement between such underwriters and companies of the Company's size and investment stature. In connection with any such registration, each such Shareholder shall
(a) provide such information and execute such documents as may be reasonably required in connection with such registration, (b) agree to sell the shares of Restricted Stock on the basis provided in any underwriting arrangements and (c) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, which arrangements shall not be inconsistent herewith.

          6.   Expenses. All expenses of registration and offerings in
               ---------
connection with this Agreement including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with federal and state securities laws, fees of the NASD and of transfer agents and registrar but excluding any Selling Expenses, are called

"Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of the shares of Restricted Stock are called "Selling Expenses".

     The Company will pay all Registration Expenses in connection with each registration statement filed in accordance with this Agreement. All Selling Expenses in connection with the sale of shares of Restricted Stock pursuant to each registration statement filed in accordance with this Agreement shall be borne pro rata by the Shareholders.

          7.   Rule 144. During any period that the Company has any securities
               ---------
registered under the Exchange Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and it will take such further action as any Share holder may reasonably request, all to the extent required from time to time to enable Shareholders to sell their Shares without registration under the Securities Act within the limitation of the exemption provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission.

          8.   Indemnification and Contribution.
               ---------------------------------

               (a) In the event of a registration of any Restricted Stock under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Shareholder, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such Shareholder or such underwriter within the meaning of the Securities Act, against any losses, claims. damages* or liabilities, joint or several, to which such Shareholder, such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement under which such Restricted Stock were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission to state therein a material-fait required to be stated therein or necessary to make the statements therein not misleading, and will pay the legal fees and other expenses of such Shareholder, each such underwriter and each such controlling person incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable to such Shareholder in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with information furnished by such Shareholder, any such underwriter or any such controlling person in writing, and, provided further, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue or alleged untrue statement or omission or an alleged omission made in any preliminary prospectus or final prospectus if
(1) such Shareholder failed to send or deliver a copy of the final prospectus or prospectus supplement with or prior to the delivery of written confirmation of the sale of Restricted Stock and (2) the final prospectus or prospectus supplement would have corrected such untrue statement or omission.

               (b) In the event of a registration of any Restricted Stock under the Securities Act pursuant to this Agreement, each selling Shareholder will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which Restricted Stock was registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay legal fees and other expenses of the Company and each such officer, director, underwriter and controlling person incurred by them in connection with investigating or defending any such loss, claim damage, liability or action, provided, however, that a Shareholder will be liable hereunder in any such case if and only to the extent that any such loss, claim damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Company by such Shareholder for use in such registration statement or prospectus.

               (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the failure to so notify the indemnifying party shall not relieve it from any liability that it may have to such indemnified party other than under this Section 8 and shall only relieve it from any liability that. it may have to such indemnified party under this
Section 8 if and to the extent the indemnifying party is prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof. the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that, 'if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel) that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assert such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm, of attorneys (together with appropriate local counsel as required by the local rules of such jurisdiction) at any time for all such indemnified parties.

               (d) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          9.   Representations, Warranties and Agreements by Shareholders.
               -----------------------------------------------------------

               (a) Each Shareholder individually represents and wan-ants that he has acquired or will acquire his Shares for investment solely for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. The Shareholder agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Shares, or solicit any offers to purchase or otherwise acquire or take a pledge of any Shares, unless such offer, transfer, sale, assignment, pledge, hypothecation or other disposition complies with the provisions of this Agreement and (i) such transfer, sale, assignment, pledge or hypothecation or other disposition is pursuant to an effective registration statement under the Securities Act and has been registered under all applicable state securities or "blue sky" laws or (ii) no such registration is required because of the availability of an exemption from registration under the Securities Act and all applicable state securities or "blue sky" laws.

               (b) In addition, each Shareholder individually represents and warrants that (i) he is an "accredited investor" (as such term is defined by Rule 50l(a) of the Securities Act) or (ii) either alone or with his "purchase representative(s)" (as such term is defined by Rule 501(h) of the Securities
Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his prospective investment in the Shares.

               (c) Each Shareholder further acknowledges and represents that he has been advised by the Company that:

                    (i) the offer and sale of the Shares have not been registered under the Securities Act;

                    (ii) the Shares must be held and the Shareholder must continue to bear the economic risk of the investment in the Shares until (i) the Shares are registered pursuant to an effective registration statement under the Securities Act and all applicable state securities laws or (ii) an exemption from such registration is available;

                    (iii) when and if Shares may be disposed of without registration under the Securities Act in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule;

                    (iv) if the Rule 144 exemption is not available, public offer or sale of Shares without registration will require compliance with some other exemption under the Securities Act;

                    (v) a restrictive legend in the form set forth in Section 2 above shall be placed on the certificates representing the Shares; and

                    (vi) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer, and appropriate stop-transfer instructions will be issued to the Company's transfer agent with respect to the Shares.

          10.  Miscellaneous.
               --------------

               (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, transferees of any shares of Restricted Stock), whether so expressed or not.

               (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage prepaid, or sent by Federal Express or other recognized overnight courier service, addressed as follows:

               if to the Company:

               Prism Entertainment Corporation
               6851 McDivitt Drive, Suite A
               Bakersfield, California 93313
               Attention: Barry Collier
               Telecopy: (805) 397-5982

               if to a Shareholder:

               To their respective addresses as shown on the stock ownership register of the Company or, in any case, at such other address or addresses as shall have been furnished in writing by one party to the other in accordance with the provisions of this
Section 10(b).

               (c) This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to the conflict of laws provisions.

               (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and each Shareholder whose rights or obligations would be affected thereby.

               (e) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement is sought.

               (f) If requested in writing by the underwriters for an underwritten public offering of securities of the Company, the Shareholders shall agree not to sell publicly any Restricted Stock or any other shares of Common Stock (other than shares of Restricted Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period, not to exceed ninety days, following the effective date of the registration statement relating to such offering to be reasonably determined by the underwriters, except that the Shareholders shall not be required to so agree, more than once during any twelve calendar months.

               (g) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date and year first above written.

                                    PRISM ENTERTANMENT
                                    CORPORATION


                                    By: /s/ Barry Collier
                                       --------------------------

                                    Name: Barry Collier
                                         ------------------------

                                    Title: President
                                          -----------------------


                                    SHAREHOLDERS:


                                    /s/ Robert Y. Lee
                                    -----------------------------
                                    Robert Y. Lee


                                    /s/ Young C. Lee
                                    -----------------------------
                                    Young C. Lee

                                    /s/ Kay L. Lee
                                    -----------------------------
                                    Kay L. Lee


                                    /s/ Dennis Rhoten
                                    -----------------------------
                                    Dennis Rhoton


                                    /s/ Edward Rheinhardt
                                    -----------------------------
                                    Edward Rheinhardt


                                    /s/ Douglas Frankel
                                    -----------------------------
                                    Douglas Frankel




                                    MORTCO, INC.



                                    By: /s/ Ron Berger, President
                                       --------------------------
                                        Ron Berger, President


                                    /s/ Barry Collier
                                    -----------------------------
                                    Barry Collier


                                    /s/ Craig Kelly
                                    -----------------------------
                                    Craig Kelly


                                    /s/ Steven Antongiovanni
                                    -----------------------------
                                    Steven Antongiovanni

                                    -----------------------------
                                    Andrew W. Couch


                                    /s/ Theodore Coburn
                                    -----------------------------
                                    Theodore Coburn